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                                                            EXHIBIT NO. 99.14(a)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Independent Auditors" in the Prospectus/Proxy Statement in the Registration Statement on Form N-14, dated December 1, 2000, of MFS Series Trust III, "Independent Accountants and Financial Statements" in the Statement of Additional Information, dated January 1, 2001, of MFS Municipal High Income Fund, "Financial Highlights" in the Prospectus, dated June 1, 2000 of MFS Municipal High Income Fund "Independent Accountants and Financial Statements" in the Statement of Additional Information, dated June 1, 2000, which is incorporated by reference and to the use of our report on the financial statements and financial highlights of the MFS Municipal High Income Fund, dated March 8, 2000, in this Registration Statement on Form N-14, of MFS Series Trust III.


                                                ERNST & YOUNG LLP
                                                ---------------------------
                                                Ernst & Young LLP



Boston, Massachusetts
November 28, 2000